CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 58 to Registration Statement No. 002-85905 on Form N-1A of AIM Sector Funds (Invesco Sector Funds) (the “Registration Statement”) of our reports relating to the financial statements and financial highlights of the Morgan Stanley Funds noted in the table below, appearing in the Annual Report on Form N-CSR of each respective fund for the respective fiscal year end dates as indicated in the table below.
We also consent to the reference to us under the heading “Financial Highlights” in each respective Prospectus of Invesco Technology Sector Fund, Invesco Small-Mid Special Value Fund, Invesco Special Value Fund, Invesco Mid-Cap Value Fund and Invesco Value Fund, which are part of such Registration Statement.

Fund	Fiscal Year End	Report Date

Morgan Stanley Technology Fund	March 31, 2009	May 26, 2009
Morgan Stanley Small-Mid Special Value Fund	April 30, 2009	June 25, 2009
Morgan Stanley Special Value Fund	July 31, 2009	September 25, 2009
Morgan Stanley Mid-Cap Value Fund	August 31, 2009	October 27, 2009
Morgan Stanley Value Fund	September 30, 2009	November 24, 2009
/s/ Deloitte & Touche LLP
New York, New York
May 26, 2010